    As filed with the Securities and Exchange Commission on October 14, 1997
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                       FRIEDMAN INDUSTRIES, INCORPORATED
             (Exact name of registrant as specified in its charter)

                  TEXAS                                        74-1504405
     (State or other jurisdiction of                         (I.R.S Employer
     incorporation or organization)                        Identification No.)


           4001 HOMESTEAD ROAD
             HOUSTON, TEXAS                                       77028
(Address of Principal Executive Offices)                        (Zip Code)

           FRIEDMAN INDUSTRIES, INCORPORATED 1996 STOCK OPTION PLAN;
 FRIEDMAN INDUSTRIES, INCORPORATED 1995 NON-EMPLOYEE DIRECTOR STOCK PLAN, AS
                                  AMENDED;
                                     AND
 FRIEDMAN INDUSTRIES, INCORPORATED 1989 INCENTIVE STOCK OPTION PLAN, AS AMENDED
                           (Full title of the plans)

                                 ---------------

                                  BENNY HARPER
                         SENIOR VICE PRESIDENT--FINANCE
                       FRIEDMAN INDUSTRIES, INCORPORATED
                              4001 HOMESTEAD ROAD
                              HOUSTON, TEXAS 77028
                    (Name and address of agent for service)

                                 (713) 672-9433
         (Telephone number, including area code, of agent for service)

                                 With Copy to:

                          Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010-3095
                                 (713) 651-5151
                          Attention:  Robert E. Wilson

                                 ---------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[x]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                     PROPOSED MAXIMUM          PROPOSED MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE          OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
    TO BE REGISTERED           REGISTERED                SHARE (1)                PRICE (1)           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
 Common Stock,  $1.00
 par value per share        461,650 shares(2)             $9 5/16                 $4,299,116               $1,303
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the American Stock Exchange, Inc. on October 10, 1997.
(2) Includes 262,500 shares to be issued upon the exercise of options granted and to be granted under the Friedman Industries, Incorporated 1996 Stock Option Plan; 6,000 shares issued and to be issued under the Friedman Industries, Incorporated 1995 Non-Employee Director Stock Plan, as amended; and 193,150 shares issued and to be issued upon the exercise of options granted pursuant to the Friedman Industries, Incorporated 1989 Incentive Stock Option Plan, as amended. Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of such plans.
================================================================================

PROSPECTUS



                                 33,328 Shares


                       FRIEDMAN INDUSTRIES, INCORPORATED


                                  Common Stock

                               ------------------

         This Prospectus has been prepared for use in connection with the proposed sale by certain selling stockholders named herein (the "Selling Stockholders") of Friedman Industries, Incorporated, a Texas corporation (the "Registrant"), of an aggregate of 33,328 shares (the "Shares") of common stock, $1.00 par value (the "Common Stock"), of the Registrant. The Shares may be offered and sold by the Selling Stockholders from time to time from the date hereof through September 30, 1998, directly or through broker-dealers designated from time to time. The Shares may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares may be sold through a broker-dealer acting as agent or broker for the Selling Stockholders, or to a broker-dealer acting as principal. See "Plan of Distribution".

         The Common Stock is traded on the American Stock Exchange (the "AMEX") under the symbol "FRD". On October 10, 1997, the last reported sales price for the Common Stock as reported on the AMEX was $9 1/4 per share.

         The Registrant will receive no portion of the proceeds of the sale of the Shares offered hereby and will bear certain of the expenses incident to their registration.

         The Shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the existence of any exemption from registration or the registration thereof under the securities laws of the states in which such transactions occur.

                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------



                The date of this Prospectus is October 14, 1997.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .    2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . .    3

THE REGISTRANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

SELLING STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . .    3

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . .    4

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5


         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REGISTRANT, THE SELLING STOCKHOLDERS OR ANY UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                             AVAILABLE INFORMATION

         The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Registrant with the Commission can be inspected at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048, or on the Internet at http://www.sec.gov. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements and other information concerning the Registrant can also be inspected and copied at the offices of the AMEX, 86 Trinity Place, New York, New York 10006-1881, on which the Common Stock is listed.

         The Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Registrant and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission, and copies of which may be obtained from the Commission at prescribed rates. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated herein by reference:

         1. The Annual Report on Form 10-K of the Registrant for the fiscal year ended March 31, 1997, filed with the Commission on June 30, 1997;

         2. The Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended June 30, 1997, filed with the Commission on August 14, 1997; and

         3. The description of the Registrant's Common Stock, $1.00 par value, contained in a registration statement on Form 8-A, declared effective by the Commission on May 1, 1975, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Registrant undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to the Registrant at 4001 Homestead Road, Houston, Texas 77028,
Attention: Secretary (Telephone Number:  (713) 672-9433).


                                 THE REGISTRANT

         The Registrant, a Texas corporation incorporated in 1965, is in the steel processing and distribution business. The Registrant has two product groups: coil processing (steel sheet and plate) and tubular products. The Registrant purchases domestic and foreign hot-rolled steel coils, processes the coils into steel sheet and plate and sells these products on a wholesale, rapid-delivery basis in competition with steel mills, importers and steel service centers. The Registrant also purchases, markets, processes and manufactures tubular products. The Registrant's corporate headquarters currently is located at 4001 Homestead Road, Houston, Texas 77028 (Telephone
Number:  (713) 672-9433).


                              SELLING STOCKHOLDERS

         This Prospectus constitutes a part of the Registration Statement filed by the Registrant to register shares of Common Stock issued or reserved for issuance under the Friedman Industries, Incorporated 1996 Stock Option Plan, the Friedman Industries, Incorporated 1995 Non-Employee Director Stock Plan, as amended, and the Friedman Industries, Incorporated 1989 Incentive Stock Option Plan, as amended.

         The following table sets forth certain information with respect to the shares of Common Stock beneficially owned by each Selling Stockholder as of September 30, 1997.

                                                                  Beneficial
                       Beneficial Ownership(1)                   Ownership(1)
                          Prior to Offering     Number of   Subsequent to Offering
                       -----------------------    Shares    ----------------------
Name                    Shares        Percent   to be Sold  Shares         Percent
----                   --------      ---------  ----------  -------        -------
Booker T. Anderson(2)     1,407           *        1,407          0           *
William E. Crow(3)       34,255           *       14,071     20,184           *
Charles W. Hall(4)        3,532           *          400      3,132           *
Benny Harper(5)          33,680           *        6,000     27,680           *
Alan M. Rauch(6)         27,023           *          400     26,623           *
Herschel M. Rich(7)      46,268           *          400     45,868           *
Henry Spira(8)          253,263          3.9         400    252,863          3.9
Thomas Thompson(9)       21,526           *        7,036     14,490           *
William B. Walker(10)     2,814           *        2,814          0           *
Kirk K. Weaver(11)        3,915           *          400      3,515           *

-----------------

*        Less than 1%

(1) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days have been exercised or converted. Unless otherwise noted, the Registrant believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Mr. Anderson has been an employee of the Registrant for over the past three years.

(3) Mr. Crow has been President and Chief Operating Officer of the Registrant since 1995 and was previously Vice President of the Registrant since 1981 and President of Texas Tubular Products Division of the Registrant since 1990.

(4) Mr. Hall has been a director and Assistant Secretary of the Registrant for over the past three years.

(5) Mr. Harper has been Senior Vice President-Finance since 1995, Treasurer since 1980 and Secretary since 1992 of the Registrant and was previously Vice President of the Registrant since 1990.

(6) Mr. Rauch has been a director of the Registrant for over the past three years.

(7) Mr. Rich has been a director of the Registrant for over the past three years.

(8) Mr. Spira has been a director of the Registrant for over the past three years.

(9) Mr. Thompson has been Senior Vice President-Sales and Marketing of the Registrant since 1995 and was previously Vice President-Sales of the Registrant since 1990.

(10) Mr. Walker has been an employee of the Registrant for over the past three years.

(11) Mr. Weaver has been a director of the Registrant for over the past three years.


                              PLAN OF DISTRIBUTION

         The Shares may be sold pursuant to the methods described below from time to time from the date hereof through September 30, 1998, by or for the account of the Selling Stockholders on the AMEX or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by any one or more of the following methods: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. The Selling Stockholders may effect such transactions by selling Shares through broker-dealers, and such broker-dealers may receive compensation in the form of commissions from the Selling Stockholders (which commissions will not exceed those customary in the types of transactions involved). The Selling Stockholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profit on the sale of Shares by it and any fees and commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions.

         At the time a particular offering of Common Stock is made hereunder, to the extent required by law, a Prospectus Supplement will be distributed which will set forth the amount of Common Stock being offered and the terms of the offering, including the purchase price, the name or names of any dealers or agents, the purchase price paid for Common Stock purchased from the Selling Stockholders and any items constituting compensation from the Selling Stockholders.


                                 LEGAL MATTERS

         In connection with the Common Stock offered hereby, the validity of the shares being offered will be passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas. Charles Hall, a partner of Fulbright & Jaworski L.L.P., is a director and Assistant Secretary of the Registrant and beneficially owns 3,532 shares of Common Stock.


                                    EXPERTS

         The consolidated financial statements of the Registrant incorporated by reference in the Registrant's Annual Report (Form 10-K) for the fiscal year ended March 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting an auditing.

         With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended June 30, 1997 and June 30, 1996, incorporated by reference in this Prospectus, Ernst & Young LLP here reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents are hereby incorporated by reference in this Registration Statement:

            1. The Annual Report on Form 10-K of Friedman Industries, Incorporated, a Texas corporation (the "Registrant"), for the fiscal year ended March 31, 1997, filed with the Securities and Exchange Commission (the "Commission") on June 30, 1997;

            2. The Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended June 30, 1997, filed with the Commission on August 14, 1997; and

            3. The description of the Registrant's Common Stock, $1.00 par value, contained in a registration statement on Form 8-A, declared effective by the Commission on May 1, 1975, including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas. Charles Hall, a partner of Fulbright & Jaworski L.L.P., is a director and Assistant Secretary of the Registrant and beneficially owns 3,532 shares of Common Stock.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article 2.02-1 of the Texas Business Corporation Act ("Article 2.02-1") provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, such indemnification is mandatory. The Registrant's Bylaws provide for indemnification of its present and former directors and officers to the fullest extent provided by Article 2.02-1. The Registrant currently maintains directors' and officers' insurance to reimburse the Registrant in the event that indemnification of a director or officer is required.

            The Registrant's Bylaws further provide for indemnification of officers and directors of officers and directors against reasonable expenses incurred in connection with the defense of any such action, suit, or proceeding in advance of the final disposition of the proceeding.

            The Registrant's Articles of Incorporation were amended on September 22, 1987, to eliminate or limit liabilities of directors for breaches of their duty of care. The amendment does not limit or eliminate the right of the Registrant or any shareholder to pursue equitable remedies such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care, nor does it affect director liability to parties other than the Registrant or its shareholders. In addition, directors will be liable for (i) breach of their duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) declaring an illegal dividend or stock repurchase, (iv) any transaction in which the directors receive an improper personal benefit, or (v) acts or omissions for which the liability of directors is expressly provided by statute. In addition, the amendment applies only to claims under Texas law against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity and does not limit a director's liability under any other law, such as federal securities law.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            The 33,328 shares of Common Stock to be reoffered or resold pursuant to this Registration Statement were issued for an aggregate consideration of $58,504 to various employees, officers and directors of the Registrant pursuant to various stock option and stock award plans of the Registrant. The Registrant considers these securities to have been offered and sold in transactions not involving a public offering and, therefore, to be exempted from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").


ITEM 8.     EXHIBITS.

            3.1 Articles of Incorporation of the Registrant, as amended (incorporated by reference to an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1982).

            3.2 Articles of Amendment to the Articles of Incorporation of the Registrant, as filed with the Texas Secretary of State on September 22, 1987 (incorporated by reference to an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1988).

            3.3 By-laws of the Registrant, as adopted on March 27, 1992 (incorporated by reference to an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1992).

            4.1 Form of Common Stock Certificate (incorporated by reference to an exhibit to the Registrant's Registration Statement on Form 8-A, declared effective by the Commission on May 1, 1975, including any amendment or report filed for the purpose of updating such description).

            4.2     Friedman Industries, Incorporated 1996 Stock Option Plan.

            4.3 Friedman Industries, Incorporated 1995 Non-Employee Director Stock Plan and First Amendment thereto.

            4.4 Friedman Industries, Incorporated 1989 Incentive Stock Option Plan and First Amendment thereto.

            5.1     Opinion of Fulbright & Jaworski L.L.P.

           15.1 Consent of Ernst & Young LLP to unaudited interim financial information.

            23.1    Consent of Ernst & Young LLP.

            23.3    Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                    5.1 to this Registration Statement).

            24.1 Powers of Attorney (contained on page II-4 of this Registration Statement).

ITEM 9.     UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 14, 1997.


                                        FRIEDMAN INDUSTRIES, INCORPORATED


                                        By:       /s/ HAROLD FRIEDMAN
                                           ------------------------------------
                                                     Harold Friedman
                                                Vice Chairman of the Board



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Jack Friedman, Harold Friedman and Benny Harper his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Title                                   Date
               ---------                                     -----                                   ----
                                                    Chairman of the Board,                October ___, 1997
 ------------------------------------             Chief Executive Officer and
             Jack Friedman                                 Director
                                                 (Principal Executive Officer)

          /s/ HAROLD FRIEDMAN                   Vice Chairman of the Board and            October 14, 1997
 ------------------------------------                      Director
            Harold Friedman



           /s/ BENNY HARPER                   Senior Vice President--Finance and          October 14, 1997
 ------------------------------------         Treasurer (Principal Financial and
             Benny Harper                        Principal Accounting Officer)


            /s/ HENRY SPIRA                                Director                       October 14, 1997
 ------------------------------------
              Henry Spira

          /s/ CHARLES W. HALL                              Director                       October 14, 1997
 ------------------------------------
            Charles W. Hall



        /s/ KIRK K. WEAVER                                 Director                       October 14, 1997
 ------------------------------------
            Kirk K. Weaver


           /s/ ALAN M. RAUCH                               Director                       October 14, 1997
 ------------------------------------
             Alan M. Rauch



                                                           Director                       October ___, 1997
 ------------------------------------
            Hershel M. Rich

                                 EXHIBIT INDEX


    Exhibit Number                            Description
    --------------          --------------------------------------------------
         3.1                Articles of Incorporation of the Registrant, as
                            amended (incorporated by reference to an exhibit
                            to the Registrant's Annual Report on Form 10-K
                            for the fiscal year ended March 31, 1982).

         3.2 Articles of Amendment to the Articles of Incorporation of the Registrant, as filed with the Texas Secretary of State on September 22, 1987
                            (incorporated by reference to an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1988).

         3.3 By-laws of the Registrant, as adopted on March 27, 1992 (incorporated by reference to an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1992).

         4.1 Form of Common Stock Certificate (incorporated by reference to an exhibit to the Registrant's
                            Registration Statement on Form 8-A, declared effective by the Commission on May 1, 1975, including any amendment or report filed for the purpose of updating such description).

        *4.2                Friedman Industries, Incorporated 1996 Stock Option
                            Plan.

        *4.3                Friedman Industries, Incorporated 1995
                            Non-Employee Director Stock Plan and First
                            Amendment thereto.

        *4.4                Friedman Industries, Incorporated 1989 Incentive
                            Stock Option Plan and First Amendment thereto.

        *5.1                Opinion of Fulbright & Jaworski L.L.P.

       *15.1 Consent of Ernst & Young LLP to unaudited interim financial information.

       *23.1                Consent of Ernst & Young LLP.

       *23.2 Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

       *24.1                Powers of Attorney (included on Page II-4 of this
                            Registration Statement).

------------

* Filed herewith